                                                                   EXHIBIT 10.12

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1:     Definitions and Terms                                           1

SECTION 2:     Purchase and Sale of the Shares and Closing                     3

SECTION 3:     Conditions to the Obligations of Purchaser                      4

SECTION 4:     Conditions                                                      5

SECTION 5:     Conditions to the Obligations of Seller                         6

SECTION 6:     Seller's Representations and Warranties                         7

SECTION 7:     Post-Closing Covenants                                         13

SECTION 8:     Representations and Warranties of Purchaser                    15

SECTION 9:     Purchaser's Agreements; Events of Default; Remedies            16

SECTION 10:    General Indemnity                                              19

SECTION 11:    Notices                                                        23

SECTION 12:    Miscellaneous                                                  23


LIST OF EXHIBITS
----------------
EXHIBIT 2.1  PLEDGE

DISCLOSURE EXHIBIT

EXHIBIT 6.11 PROJECT AGREEMENTS

EXHIBIT 6.15 FINANCIALS

EXHIBIT 6.22 BANK ACCOUNTS

EXHIBIT 7.2  WASTE REMOVAL CONTRACT

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

This Purchase and Sale Agreement ("this Purchase Agreement") is made and entered into this 30th day of April, 1987 between Neil W. Hedrick, Richard Mase and Sylvia B. Mase (collectively, "Seller") and Environmental Power Corporation, a Delaware corporation ("Purchaser").

                                    RECITALS
                                    --------

     (1) Seller owns 20,000 shares of the issued and outstanding common stock, par value $1.00, of Milesburg Energy, Inc., a Pennsylvania corporation ("MEI").

     (2) MEI is in the process of developing a waste-coal fired electric plant consisting of a circulating fluidized bed boiler and related facilities having a maximum design capacity of 36.5 to 43 megawatts to be erected at a site known as West Penn Power Company's Milesburg Power Station in Centre County, Pennsylvania ("Project").

     (3) Purchaser is purchasing the Shares (defined below) on the terms and conditions herein set forth.

     NOW, THEREFORE, it is agreed:


                                   SECTION 1

                             Definitions and Terms

     Unless otherwise specified, capitalized terms shall have the meanings set forth in this Section 1 as follows:

     1.1  Affiliate:  Any person directly or indirectly controlling, controlled
          ---------
by or under common control with another person.

     1.2  Closing:  The closing of the purchase and sale of the Shares on the
          -------
Closing Date.

     1.3  Closing Date:  The date and time:  April 30, 1987 at 10 a.m.
          ------------

     1.4  Electric Energy Purchase Agreement:  Agreement between MEI and West
          ----------------------------------
Penn Power Company ("West Penn") relating to the purchase of energy from the Project.

     1.5  Exhibit Agreements:  The agreements listed on Exhibit 6.11.
          ------------------

     1.6  Financials:  As defined in Section 6.15.
          ----------

     1.7  Governmental Authorization:  Any consent, right, exemption,
          --------------------------
concession, permit, license, authorization, certificate, order, franchise, determination, or approval from any governmental body, agency, public corporation or authority.

     1.8  Land Sale Agreement:  Agreement between Antrim Mining, Inc. ("Antrim")
          -------------------
and West Penn relating to land upon which the Project is to be constructed and certain improvements and equipment thereon.

     1.9  Lien:  Any mortgage, pledge, lien, charge, security interest or lease
          ----
in the nature thereof (including any conditional sale agreement, equipment trust agreement or other title retention agreement) or other encumbrance of whatsoever nature; but excluding taxes not yet due and payable.

     1.10  MEI:  Milesburg Energy, Inc., a Pennsylvania corporation.
           ---

     1.11  Notes:  As defined in Section 2.
           ------

     1.12  Pledge:  As defined in Section 2.
           ---------------------------------

     1.13  Purchase Price:  $5,220,000.
           --------------

     1.14  Purchaser:  Environmental Power Corporation, a Delaware corporation.
           ---------

     1.15  Seller:  Neil W. Hedrick, Richard Mase and Sylvia B. Mase.
           ------

     1.16  Shares:  20,000 shares of the common stock, $1.00 par value, of MEI,
           ------
constituting all of the issued and outstanding shares of the capital stock of MEI.

                                   SECTION 2

                  Purchase and Sale of the Shares and Closing
                  -------------------------------------------

     2.1 Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, on the Closing Date, the Shares for the Purchase Price, payable $100,000 by check or wire transfer ("Initial Payment") and the balance by delivery of Purchaser's non-negotiable, non-interest bearing promissory notes, one in the principal amount of $220,000 ("Note 1") and one in the principal amount of $4,900,000 ("Note 2"), collectively, the "Notes".

     Upon satisfaction of Condition I (defined below), Note 1 shall be due and payable, and upon satisfaction of Condition II (defined below), Note 2 shall be due and payable. The Notes shall be without recourse to the Purchaser and shall be secured by a pledge of the Shares pursuant to a pledge agreement ('"Pledge") attached and marked Exhibit 2.1.

     2.2 The Closing shall take place at the offices of Rackemann, Sawyer & Brewster, One Financial Center, Boston, Massachusetts, on the Closing Date.

     2.3 Notwithstanding anything herein to the contrary, unless prior to December 31, 1987, Antrim shall have (a) entered into the Land Sale Agreement in form and substance satisfactory to Purchaser and (b) obtained all governmental approvals related to zoning, subdivision and other so-called land use control laws necessary to (i) transfer to the purchaser under the Land Sales Agreement title to the property covered by the Land Sale Agreement and (ii) permit the construction of the Project (the "Recision Condition"), then the Initial Payment shall be forthwith refunded to Purchaser, the Notes cancelled, if Seller shall not have caused the Shares to be transferred to its name pursuant to the terms of the Pledge, they shall be transferred to Seller and thereafter all obligations of Purchaser and Seller to each other under this Purchase Agreement shall terminate without recourse.


                                   SECTION 3

                  Conditions to the Obligations of Purchaser
                  ------------------------------------------

     The obligation of the Purchaser to close on the Closing Date shall be subject to the satisfaction of the following conditions precedent, each of which may be waived in writing at the discretion of the Purchaser. The Purchaser's sole recourse.

for non-fulfillment of any of the following conditions shall be to terminate this Purchase Agreement.

     3.1 This Purchase Agreement and all other agreements entered into or undertaken in connection with the transactions contemplated hereby shall have been duly authorized by all necessary corporate action of MEI.

     3.2 At the Closing, Seller shall deliver, free and clear of all liens, encumbrances, claims and other charges or every kind, certificates for the Shares, in negotiable form, with stock powers attached.

     3.3 At the Closing, Seller shall deliver resignations of all officers and directors of MEI. Seller shall cause full possession and control of all the assets and properties of MEI to be delivered to the successor officers and directors.

     3.4 Purchaser shall have received an opinion from counsel to Seller and MEI as to certain corporate and other matters in form and substance acceptable to Purchaser.


                                   SECTION 4

                                  Conditions
                                  ----------

     Following are the conditions which must be satisfied prior to payment of the Notes:

     Condition 1: The Electric Energy Purchase Agreement shall be in full force and effect, neither party thereto shall be in default under any material provision thereunder and the conditions set forth in Section 5.3(f), (g), (h) and (i) therein shall have been satisfied by MEI and the Recision Condition shall have been satisfied.

     Condition 2: The occurrence of the Financial Closing Date, as that term is defined in the Electric Energy Purchase Agreement and the actual release of funds for construction of the Project.

     The Seller's sole recourse for non-fulfillment of Condition 1 or Condition 2 shall be to terminate this Purchase Agreement.


                                   SECTION 5

                    Conditions to the Obligations of Seller
                    ---------------------------------------

     The obligation of the Seller to close on the Closing Date shall be subject to the satisfaction of the following conditions precedent, each of which may be waived in writing at the discretion of the Seller. The Seller's sole recourse for non-fulfillment of any of the following conditions shall be to terminate this Purchase Agreement.

     5.1 This Purchase Agreement and all other agreements entered into or undertaken in connection with the transactions contemplated hereby shall have been duly authorized by all necessary corporate action of Purchaser.

     5.2  Purchaser shall pay the Purchase Price.

     5.3 Seller shall have received an opinion, from counsel to Purchaser as to certain corporate matters in form and substance acceptable to Seller.

                                   SECTION 6

                    Seller's Representations and Warranties
                    ---------------------------------------

     Except as set forth in the Disclosure Exhibit, Seller hereby represents and warrants to Purchaser as follows:

     6.1 MEI is validly existing as a corporation and in good standing under the laws of the Commonwealth of Pennsylvania.

     6.2 MEI has full corporate power and authority to own and operate its properties, to carry on its business as presently conducted, and to enter into and perform its obligations under this Purchase Agreement, the Exhibit Agreements and all other agreements entered into or undertaken in connection with the transactions contemplated hereby.

     6.3 No Governmental Authorization of or by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, is now required or necessary to authorize the execution and delivery of this Purchase Agreement or any of the Exhibit Agreements.

     6.4 Neither the execution and delivery of this Purchase Agreement or any of the Exhibit Agreements to which Seller or MEI is a party, the performance of their respective obligations thereunder, nor the consummation by either of the transactions contemplated thereby will conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Seller or MEI under any applicable law, rule, regulation, judgment or order, the charter documents of MEI or any indenture, mortgage, deed of trust, or other instrument or agreement to which the Seller or MEI is a party or by which either of them may be bound or to which any of their respective properties or assets may be subject.

     6.5 The execution, delivery and performance by Seller or MEI, as the case may be, of this Purchase Agreement and any of the Exhibit Agreements have been duly authorized by all necessary action. Assuming the due authorization, execution and delivery thereof by each of the other parties thereto, each such agreements constitute legal, valid and binding obligations of Seller or MEI, as the case may be, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     6.6 Neither Seller nor MEI is in default under any mortgage, deed of trust, indenture or other material instrument or agreement to which either is a party or by which either or any of their respective properties or assets may be bound, which default might have a material adverse effect on Seller or MEI or on any of the transactions contemplated hereby.

     6.7 There are no pending or, to the best of Seller's knowledge, threatened suits or proceedings against Seller or MEI, which, if determined adversely, would adversely affect the business or financial condition of Seller or MEI or the consummation of the transactions contemplated by this Purchase

Agreement including, without limitation, the development of the Project.

     6.8 Seller, at the Closing, will have good and marketable title to the Shares and MEI will have good and marketable title to its assets, in each case, free and clear of all Liens.

     6.9 The conduct of MEI's business is in compliance with all laws, ordinances, rules, regulations or orders applicable thereto, other than laws, ordinances, rules, regulations or orders with which a failure to comply, in any case or in the aggregate, would not have a material adverse effect on the development and operation of the Project.

     6.10 Neither Seller nor MEI is a holding company, or a subsidiary or affiliate of a holding company, or a public utility, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a public utility within the meaning of the Federal Power Act, as amended.

     6.11 Seller has given Purchaser true, correct and complete copies of all contracts to which either MEI or Seller is a party and which relate to the development, management and operation of the Project. Except for the contracts listed on Exhibit 6.11, there are no contracts, agreements or understandings between MEI or Seller and any other person, whether or not reduced to writing and related to the development, management or operation of the Project and in the case of MEI alone, whether or not related to the development management or
operation of the project.   All  contracts which relate to the development,
operation or management of the

Project entered into by Antrim have been duly and effectively assigned to MEI and all consents of any third parties in connection therewith have been obtained by MEI.

     6.12 The minute book of MEI, as made available to Purchaser and its representatives, contains accurate records of all meetings of and corporate actions or written consents by the stockholders and the Board of Directors of MEI.

     6.13 The authorized capital stock of MEI consists of 100,000 shares of $1.00 par value common stock of which 20,000 shares are issued and outstanding. All of such shares have been validly issued and are fully paid and non-assessable. MEI has no obligation to issue or deliver shares of its common stock to any person whether upon exercise of subscription rights, options, warrants, conversion rights, or otherwise.

     6.14 MEI has no equity interest in any other corporation, firm or partnership.

     6.15 The un-audited balance sheet ("Financials") attached as Exhibit 6.15 is correct and presents fairly the financial position of MEI as of the date thereof and is stated and has been prepared on a basis substantially consistent with generally accepted accounting principles applied on a basis consistent with that of preceding periods.

     6.16 Since the date of the Financials, MEI has not declared or paid any dividend on, or made any other distribution in respect of, any shares of its outstanding capital stock and has not issued or sold any shares of its capital stock.

     6.17 Except as and to the extent reflected or reserved against in the Financials, MEI has no liabilities or obligations of any nature, whether accrued, absolute or contingent or otherwise, including, without limitation, all federal, state and local tax liabilities due or to become due with respect to any period prior thereto.

     6.18 Except as reflected in or adequately reserved against in the Financials, since the date of the Financials, there has not been (i) any change in the financial condition, assets, liabilities, results of operations, business or prospects of MEI, (ii) any damage, destruction, or loss whether or not covered by insurance affecting the property, business or prospects of MEI, (iii) any labor dispute, (iv) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than the transactions contemplated by this Purchase Agreement, and those entered into in the ordinary course of business, or (v) any other event or condition of any character, which, in the case of all of the foregoing, individually or in the aggregate, has been or may be materially adverse in relation to the financial condition, business or prospects of MEI.

     6.19 MEI has filed all Federal, State and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and have paid all taxes owing by it except taxes which have accrued and for which adequate
provision had been made in the Financials.   Neither
the United States federal income tax liability nor any state tax liabilities of MEI have ever been examined, audited or settled. Neither the Internal Revenue Service nor any other tax authority is now asserting or, to the best of Seller's knowledge, threatening to assert against MEI any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

     6.20 MEI has no employees and no plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing or other similar employee benefit arrangements.

     6.21 MEI has not, since its organization, engaged in an activity other than the development of the Project.

     6.22 There is set forth in Exhibit 6.22 a true and complete list of each bank in which MEI has an account together with the account number and a list of all persons authorized to draw thereon.

     6.23 Neither Seller nor MEI has retained, employed or authorized any broker or finder to act on their behalf in connection with the consummation of the transactions contemplated hereby. Seller shall pay any fees due such broker or finder and shall hold Purchaser and MEI harmless and indemnified from and against any and all claims of such broker or finder.

     6.24 No statement of fact made by or on behalf of Seller or MEI in this Purchase Agreement or in any certificate or schedule furnished to Purchaser pursuant thereto, or otherwise delivered by or in behalf of Seller to Purchaser contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading.


                                   SECTION 7

                            Post-Closing Covenants
                            ----------------------

     7.1 After the Closing Date, Neil W. Hedrick shall, without compensation other than the Purchase Price, continue his involvement in the development process which shall include, without limitation, consultation with Purchaser, attendance at meetings with Governmental Authorities and Project meetings, and generally keeping abreast of Project development. Purchaser will reimburse Neil
W. Hedrick only for his reasonable out-of-pocket expenses incurred in attending meetings at Purchaser's request.

     7.2 Promptly after the Closing Date, Purchaser shall cause MEI and Seller shall cause R.N.S. Services, Inc. ("RNS"), to begin negotiation in good faith and shall use their best efforts to promptly enter into agreements pursuant to which RNS, or another entity controlled by Seller and affiliated with RNS, will supply Purchaser with all waste-coal, limestone and ash removal required for operation of the Project on substantially the same terms set forth on Exhibit
7.2 and on such other terms as the parties may agree, provided if the parties conclude that the terms of such agreements, either individually or in the aggregate, will jeopardize the status of the Project as a qualified small power production facility or, in any event, if the parties fail to agree on the final terms of and execute such agreements prior to November 1, 1987, then the obligations of Purchaser and Seller to each other under this Section 7.2 shall terminate without recourse; provided, however, such termination shall not terminate any rights either party may have against the other for failing to negotiate toward such agreements in good faith which rights may be exercised either before or after November 1, 1987.

     7.3 Upon the satisfaction of the Recision Condition, Seller shall cause Antrim to assign all of Antrim's interest in the Land Sales Agreement to MEI and Purchaser shall cause MEI to reimburse Antrim for all fees paid to West Penn and attorneys and other professionals by Antrim after the date of this Purchase Agreement of Antrim's in connection with the Land Sales Agreement as of that date. At such time as MEI acquires the real property described in the Land Sales Agreement, MEI shall assume Antrim's indemnity obligations to West Penn under Land Sales Agreement and shall hold Antrim harmless in connection therewith. If such acquisition occurs prior to the Financial Closing Date, Purchaser shall assume Antrim's indemnity obligations as a co-indemnitor, provided Purchaser's obligations thereunder, whenever arising, shall terminate on the Financial Closing Date

     7.4 After the Closing, each of Purchaser and Seller will take such further action and execute and deliver such further instruments and documents as either shall reasonably request to carry out the purposes of the Purchase Agreement.

                                  SECTION 8

                  Representations and Warranties of Purchaser
                  -------------------------------------------

Purchaser hereby represents and warrants to Seller as follows:

     8.1 Purchaser is validly existing as a corporation in good standing under the laws of the State of Delaware.

     8.2 Purchaser has full corporate power and authority to own and operate its properties, to carry on its business as presently conducted, and to enter into and perform its obligations under this Purchase Agreement, the Notes and the Pledge.

     8.3 Neither the execution and delivery of this Purchase Agreement, the Notes or the Pledge, the performance of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any lien upon any of its property or assets under, any applicable law, rule, regulation, judgment or order, its charter documents or any indenture, mortgage, deed of trust, or other instrument or agreement to which it is a party or by which it may be bound or to which any of its property or assets may be subject.

     8.4 The execution, delivery and performance by Purchaser of this Purchase Agreement, the Notes and the Pledge have been duly authorized by all necessary corporate action. Assuming the due authorization, execution and delivery thereof by each of the other parties thereto, each such agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally.

     8.5 Purchaser has not retained, employed or otherwise authorized any broker or finder to act on its behalf in connection with the consummation of the transactions contemplated hereby.


                                   SECTION 9

                            Purchaser's Agreements
                          Events of Default; Remedies
                          ---------------------------

     9.1 Purchaser agrees to perform, or cause MEI to perform, the following after the Closing:

     (a) Proceed with all due diligence to develop the Project after the Closing and comply in all material respects with the Electric Energy Purchase Agreement;

     (b) Within 30 days after the Closing, appoint, and at all times thereafter shall maintain, one person who will act as Project Manager. The initial Project Manager will be Brent Blauch, and Seller shall be notified from time to time as to any change of the Project Manager.

     (c) By August 1, 1987, furnish to Sellers such evidence of the qualifications and financial condition of the architect or engineer selected to prepare (or supervise the preparation of) the Plans and Specifications as West Penn may reasonably request, together with a description of the scope of the work to be performed by such architect or engineer and a true and complete copy of the proposed contract with the architect or engineer who shall prepare (or supervise the preparation of) the Plans and Specifications.

     (d) By October 1, 1987, furnish to Sellers, the preliminary construction Plans and Specifications for the Project as required by the Electric Energy Purchase Agreement and copies of all licenses, permits, applications and correspondence with regulatory agencies having jurisdiction over the design, construction or operation of the Project.

     (e) By November 1, 1987, furnish to Seller a copy of a proposed contract with the general contractor for the construction of the Project, together with evidence of the general contractor's qualifications and financial conditions.

     (f) By March 1, 1988, furnish to Seller a recognized institutional lender's commitment to provide initial construction financing for the Project (which may include customary conditions to such institution's obligations to lend) or such other evidence satisfactory to Seller concerning initial construction financing for the Project.

     9.2 If Purchaser or MEI shall fail to perform, when due, any of the obligations in Section 9.1, Seller shall have the right to take any action, incur any expense or pay any amount that Seller, in its sole discretion, deems necessary or appropriate to perform those obligations prior to the time the failure to perform would constitute a default under the Electric Energy Purchase Agreement. In connection with the exercise of Seller's rights under this
Section 9.2, Purchaser
shall give Seller access to all records of MEI and to the extent they relate exclusively to the development of the Project, the records of Purchaser

     9.3  Any of the following shall be an Event of Default:

     (a)  Purchaser shall fail to pay the Notes when due.

     (b) Purchaser shall fail, prior to the Financial Closing Date, to reimburse Seller for any and all expenses incurred or amounts paid by Seller in exercising its rights under Section 9.2.

     (c) (i) Purchaser becomes subject to a decree or order for relief in a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or (ii) Purchaser becomes subject to a decree or other order adjudging Purchaser bankrupt or insolvent or
(iii) a court approves as properly filed a petition seeking, or Purchaser commences a proceeding for, reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (iv) a decree or order is entered appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Purchaser or of any substantial part of its property or ordering the winding up or liquidation of Purchaser's affairs, and, in all such cases, any such decree or order for relief or any other such decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days.

     (d) Except (i) as security for financing, (ii) in connection with a sale and leaseback arrangement, or (iii) to an affiliate of Purchaser, without the prior consent of Seller (which consent shall not be unreasonably withheld)

     a. MEI conveys, or contracts to convey, the land upon which the Project is to be constructed.

     b. MEI sells, assigns, or otherwise transfers the Electric Energy Purchase Agreement or any part of the Project.

     c. Purchaser sells, assigns, pledges, grants a security interest in, or otherwise transfers the shares.

     9.4 If an Event of Default occurs and is continuing prior to the payment of the Notes, Seller, as its sole and exclusive remedy, may exercise the rights provided in the Pledge Agreement.


                                  SECTION 10

                               General Indemnity
                               -----------------

     10.1 The Seller will indemnify and hold the Purchaser harmless against and in respect of:

     (a) any and all damage, loss, liability or deficiency resulting from any misrepresentation, breach of representation or warranty under Section 6 or nonfulfillment of any covenant or agreement on the part of the Seller to be performed or observed (other than performance of any covenant or agreement assigned to Purchaser pursuant to this Purchase Agreement); or from any misrepresentation in or omission from any Exhibit or other written statement, list, certificate or instrument furnished to Purchaser by the Seller pursuant to this Purchase Agreement; and

     (b) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incident to any of the foregoing.

     10.2 The Purchaser will indemnify and hold the Seller harmless against and in respect of:

     (a) any and all damage, loss, liability or deficiency resulting from any misrepresentation, breach of representation or warranty under Section 8;

     (b) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incident to the foregoing.

     10.3 MEI will indemnify and hold Seller harmless against and in respect of;

     (a) any and all damages, loss, liability or deficiency resulting from MEI's failure to satisfy any liability set forth in the Disclosure Exhibit or reflected or reserved against in the Financials; and

     (b) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) resulting therefrom.

     10.4 The indemnifying party shall satisfy any and all claims for indemnification properly asserted by the indemnified party pursuant to this
Section 10 within forty-five (45) days after receipt of written notice of such claim for indemnification.

     10.5 The indemnified party shall notify the indemnifying party of any claim or demand by a third party which the indemnified party has determined has given rise to or could reasonably give rise to a claim for indemnification and the indemnifying party shall have a reasonable time (not to exceed ten days) after receipt of such notice in which to retain counsel satisfactory to the indemnified party to defend such third party claim or demand on behalf of the indemnified party. If satisfactory counsel is so obtained, the indemnified party shall make available to the indemnifying party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with and assist the indemnifying party in the defense of such third party claim or demand; and so long as the indemnifying party is defending such third party claim or demand in good faith, the indemnified party shall not settle or compromise such third party claim or demand. If the indemnifying party fails to retain counsel to defend such third party claim or demand in good faith, the indemnified party shall have the right, but not the obligation, to defend, settle or compromise such third party claim or demand. If the indemnifying party fails to defend in good faith any third party claim or demand for which the indemnified party is entitled to indemnification hereunder, the indemnifying party shall pay all legal fees and other costs and expenses incurred by the indemnifying party as same become due and the indemnifying party shall pay on demand any judgment or other resulting obligation of such third party claim or demand.

     10.6 Any claim made pursuant to this Section 10 must be made in writing on or before the third anniversary of the satisfaction of Condition 2. No indemnifying party shall have any liability under this Section 10 until the aggregate of all claims exceeds $10,000, and in no event shall Seller's liability exceed the Purchase Price, Purchaser's liability exceed $50,000 or MEI's liability exceed the amount of any liabilities reserved or reflected in the Financials or disclosed in the Disclosure Exhibit.

     10.7 Upon payment of any indemnity pursuant to this Section 10 the indemnifying party shall be subrogated to any rights of the the indemnified party in respect of the matter against which such indemnity was given. Nothing contained in this Section 10 or elsewhere in this Purchase Agreement shall be deemed to confer any right in favor of, or create any obligation of the indemnifying party to anyone whomsoever except the indemnified party.

     10.8 If there is more than one person comprehended by the term Seller, the liability of the Seller shall be joint and several, but no individual Seller shall be liable to Purchaser for an amount in excess of an amount which bears the same relationship to the Purchase Price as the shares owned by such Seller bears to the Shares.


                                   SECTION 11

                                    Notices
                                    -------

     Except as otherwise provided herein, all notices and other communications required under the terms and provisions hereof shall be in writing and shall be come effective when delivered by hand, by courier, or received by telex, telecopier, telegram or registered first class mail, postage prepaid, addressed as follows:


If to Purchaser, at:     Environmental Power Corporation
                         53 State Street
                         Boston, MA  02109
                         Attn: Joseph E. Cresci, President



     with a copy to:     Joseph L. Serafini, Esq.
                         Rackemann, Sawyer & Brewster
                         One Financial Center
                         Boston, MA  02111


If to Seller, at:        c/o Antrim Mining, Inc.
                         P. O. Box 38
                         Blossburg, PA  16912
                         Attn: Neil W. Hedrick, Richard Mase
                         and Sylvia B. Mase


     with a copy to:     Robert L. Diamond, Esq.
                         Varnum, Riddering, Schmidt & Howlett
                         171 Monroe Avenue, N.W.
                         Grand Rapids, MI  49703

                                   SECTION 12

                                 Miscellaneous
                                 -------------

     12.1 This Purchase Agreement shall in all respects be governed by, and construed in accordance with, the laws of the

Commonwealth of Massachusetts including without limitation all matters of construction, validity and performance.

     12.2 The terms of this Purchase Agreement shall not be altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the party against which such alteration, modification, amendment, supplement or termination is sought.

     12.3 This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     12.4 Section headings and the table of contents are for convenience only and shall not be construed as a part of this Purchase Agreement. All references herein to numbered sections, unless otherwise indicated, are to sections of this Purchase Agreement.

     12.5 This Purchase Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

     12.6 If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

     Executed under seal as of the date first above written.



                              ENVIRONMENTAL POWER CORPORATION

/s/ Neil W. Hedrick
   ----------------
    Neil W. Hedrick           By: /s/ Donald A. Livingston
                                      -----------------------
                                      Executive Vice President
/s/ Richard Mase
   -------------
    Richard Mase

/s/ Sylvia B. Mase
    --------------
    Sylvia B. Mase

                                                                     EXHIBIT 2.1
                                PLEDGE AGREEMENT

     AGREEMENT made April 30, 1987, between Environmental Power Corporation ("Pledgor") and Neil W. Hedrick, Richard Mase and Sylvia B. Mase (collectively, "Pledgee").

                                    RECITAL

     For good and valuable consideration from Pledgee, the receipt and sufficiency of which is acknowledged, Pledgor has agreed to pledge certain stock with Pledgee as security for the payment and performance of his obligations to Pledgee under a certain Non-Recourse Secured Note I dated April 30, 1987, in the amount of $220,000 and a certain Non-Recourse Secured Note II dated April 30, 1987 in the amount of $4,900,000 (collectively the "Notes").

     NOW, THEREFORE, it is agreed:

     1.   Pledge. As security for the payment by Pledgor of the Notes, Pledgor
          ------
hereby grants and transfers a security interest to Pledgee in instruments of the following description:


     20,000 shares of common stock, $1.00 par value per share, of Milesburg Energy, Inc., a Pennsylvania corporation ("MEI"), represented by certificate(s) number ____, ____ and ____

duly endorsed in blank, or accompanied by a stock power duly endorsed in blank, and herewith delivered to Pledgee. Pledgor hereby appoints Pledgee his attorney to arrange for the transfer of the pledged shares on the books of MEI to the name of Pledgee. Pledgee shall hold the pledged shares as security for the repayment of the Notes and shall not encumber or dispose of the pledged shares except in accordance with the provisions of paragraph 9 of this Pledge.

     2.   Dividends.  During the term of this Pledge, all dividends and other
          ---------
amounts paid in respect of the pledged shares, whether or not received by Pledgee as a result of their record ownership of the pledged shares shall, so long as Pledgor is not in default in the performance of any of the terms of this Pledge, be paid to Pledgor.

     3.   Voting Rights.  During the term of this Pledge, and so long as Pledgor
          -------------
is not in default in the performance of any of the terms of this Pledge, Pledgor shall have the right to vote the pledged shares on all corporate questions, and Pledgee upon request shall execute proxies in favor of Pledgor to this end.

     4.   Adjustments.   If, during the term of this Pledge, any share dividend,
          -----------
reclassification, readjustment, or other change is declared or made in the capital structure of MEI all new substituted, and additional shares, or other securities, issued by reason of any such change, shall be held by Pledgee under the terms of this Pledge in the same manner as the shares originally pledged hereunder.

     5.   Warrants and Rights.  If during the term of this Pledge, subscription
          -------------------
warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights, and options shall be immediately assigned by Pledgor to Pledgee, provided, Pledgor shall have the right to exercise such warrants, options or rights and if exercised by Pledgor, all new shares or other securities so acquired by Pledgor shall be immediately assigned to Pledgee to be held under the terms of this Pledge in the same manner as to the shares originally pledged hereunder.

     6.   Payment of Loan. Upon payment of all sums owing to Pledgee under the
          ---------------
Notes, Pledgee shall transfer to Pledgor all the pledged shares and all rights received by Pledgee as a result of its record ownership thereof if the pledged shares are then registered in the name of Pledgee.

     7.   Default.  It shall be a default under this Pledge if Pledgor shall
          -------
fail to pay when due any amount owing under the Notes or shall fail to perform any other covenant or condition of Pledgor under this Agreement or there is an appointment of a custodian or receiver of any part of Pledgor's property, or the making of an assignment or trust mortgage for the benefit of creditors by Pledgor, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Pledgor which is not dissolved or discharged within 45 days. If there is a default under this Pledge, Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the Commonwealth of Massachusetts at the date of this Pledge and in this connection, Pledgee may, upon twenty days' written notice to Pledgor and without liability for any diminution in price which may have occurred, sell at a public or private sale all or any part of the pledged shares in such manner and for such price as Pledgee may determine. At any public sale, Pledgee shall be free to purchase all or part of the pledged shares and pay for the same by cancellation of any amount owing Pledgee by Pledgor pursuant to the Note and free of any right of redemption on the part of the Pledgor. The proceeds of any sale shall be applied by Pledgee first to the amount of the expenses of the sale and then to the amount equal to the principal under the Notes. Any remaining balance of such proceeds shall be paid to Pledgor.

     8.   Notices.  Any notice required by Pledgee to Pledgor under this Pledge
          -------
shall be deemed properly given if in writing and mailed postage prepaid, certified or registered mail, return receipt requested to Pledgor at:

                   Joseph E. Cresci, President
                   Environmental Power Corporation
                   53 State Street
                   Boston, MA  02109

                   with a copy to:

                   Joseph L. Serafini, Esq.
                   Rackemann, Sawyer & Brewster
                   One Financial Center
                   Boston, MA  02111

     EXECUTED under seal the day and year first above written.

Witness:                           PLEDGOR

                                   ENVIRONMENTAL POWER
                                   CORPORATION


___________________________        By: ________________________

                             EXHIBIT 6.11

1.   Letter dated 1/12/87 from Baskin, Flaherty, Elliott & Mannino, P.C.

2. Agreements with Black & Veatch indentified by letter dated 1/23/87, 12/8/86 and agreement dated 9/15/86.

3.   Letter dated 2/26/87 to Marsh & McLennan, Inc. from MEI.

4.   Letter dated 1/16/87 to John Byrne from MEI.

5.   Letter dated 1/14/87 to Tracydale Development Co. from MEI.

6. Agreements with Chernie Contracting Corp. identified by letters dated 3/30/87, 12/8/86 from MEI.

7. Letters dated 1/19/87 and 1/20/87 between MEI and Gannett Fleming Environmental Engineers, Inc.

8.  Electric Energy Purchase Agreement.

9.  Letter Agreement Allegheny Power System dated Oct. 17, 1986.

                               DISCLOSURE EXHIBIT

Section 6.4 The Electric Energy Purchase Agreement by its terms provided for various security interests created by MEI and affecting the Project.

Section 6.11 Antrim Mining, Inc. has been negotiating with West Penn to purchase the land and improvements on which the Project will be located. These negotiations may constitute an agreement or understanding which relate to the Project.

Section 6.17 MEI has the following liabilities not reflected on the Financials.

                                 Section 6.17

Unbilled obligations for:

          Electric Energy               John Bryne
          ---------------

          Legal Services                1)   Varnum Ridderig Schmidt & Howlett
          --------------

                                        2)   Baskin Flaherty Elliot & Mannio, P.
                                             C.

                                        3)   Freddie Greenberg

                                        4)   Alleghany Power System

          Engineers                     1)   Black & Veatch
          ---------

                                        2)   Gannett Fleming Environmental
                                             Engineers

          Land Rental                   Tracydale Development Co.
          -----------

     6.22      Bank                     Account Numbers
               ----                     ---------------

               First Citizens           02-20307-3-02
               National Bank

     6.23 There is an agreement with Baskin, Flaherty, Elliott & Mannino P.C. identified in Exhibit 6.11.

                             MILESBURG ENERGY, INC.
                             ----------------------
                         (A Development Stage Company)

                             Financial Statements

                                April 21, 1987

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

Accountants' Compilation Report

Exhibit I      Balance Sheet
                  April 21, 1987

Exhibit II     Statement of Loss and Accumulated Deficit
                  Four Month Period Ended April 21, 1987

Exhibit III    Statement of Changes in Financial Position
                  Four Month Period Ended April 21, 1987

Notes to Financial Statements

            [LETTERHEAD OF ROGERS, HUBER & ASSOCIATES APPEARS HERE]

Stockholders and Directors
MILESBURG ENERGY, INC.
Blossburg, Pennsylvania


      The accompanying balance sheet of

                             MILESBURG ENERGY, INC.
                             ----------------------
                         (A Development Stage Company)

 as of April 21, 1987 and related statement of loss and accumulated deficit and statement of changes in financial position for the four month period then ended have been compiled by us in accordance with standards established by the American Institute of Certified Public Accountants.

      A compilation is limited to presenting in the form of financial statements. information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, we do not express an opinion or any other form of assurances on them.

                                        /s/ Rogers, Huber & Associates

  April 23, 1987
  Muncy, Pennsylvania

                           MILESBURG ENERGY, INC.                EXHIBIT I
                           ----------------------                ---------
                         (A Development Stage Company)

                                 Balance Sheet
                                 April 21, 1967

                      (See Accountants Compilation Report)

ASSETS
------
Current Assets:
 Cash in bank                                          42,229.07

Fixed Assets:
 Energy development costs                             228,497.10
                                                      ----------
      Total Assets                                    270,726.17
                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities:
 Accounts payable                                      70,726.17
 Notes payable - Antrim Mining, Inc., non-interest     41,000.60
 Notes payable - stockholders, non-interest           139,000.00
                                                      ----------
   Total current liabilities                          250,726.17

Stockholders' Equity:
  Common stock, $1.00 par value, 100,000 shares
  authorized; 20,000 shares issued and outstanding     20,000.00
                                                      ----------

     Total Liabilities and Stockholders' Equity       270,726.17
                                                      ==========

The accompanying Notes to Financial Statements are an integral part of this financial statement.

                           MILESBURG ENERGY, INC.                  EXHIBIT II
                           ----------------------                  ----------
                        (A Development Stage Company)

                   Statement of Loss and Accumulated Deficit
                     Four Month Period Ended April  21,1987

                     (See Accountants' Compilation Report)

NO ACTIVITY                                               -0-
                                                      ==========

The accompanying Notes to Financial Statements are an integral part of this financial statement.

                           MILESBURG ENERGY, INC.                   EXHIBIT III
                           ----------------------                   -----------
                       (A Development Stage Company)

                   Statement of Changes in Financial Position
                     Four Month Period Ended April 21, 1987

                     (See Accountants' Compilation Report)

Sources of Working Capital                                           -0-

Application of Working Capital --
 Increase of development costs                                    93,540.93
                                                                  ---------

Net decrease in working capital                                   93,540.93
                                                                  =========

-------------------------------------------------------------------------------

Changes in Components of Working Capital
Comprised Of --

 Increase/(Decrease) in Current Assets:
 Cash                                                             41,910.89

  Increase/(Decrease) in Current Liabilities:
  Accounts payable                               (15,990.18)
  Notes payable                                  151,442.00
                                                 ----------
   Increase in current liabilities                               135,451.82
                                                                 ----------

Net decrease in working capital                                   93,540.93
                                                                 ==========

The accompanying Notes to Financial Statements are an integral part of this financial statement.

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

NOTE 1    CORPORATE FORMATION
------    -------------------

               MILESBURG ENERGY, INC. was incorporated on September 30, 1986, under the laws of the Commonwealth of Pennsylvania. The corporation is a closely-held corporation with 100% stock ownership owned by the Mase and Hedrick families. The stockholders invested $20,000.00 for stock and $139,000.00 for loans to provide working capital to develope a feasability study for generation of electricity from coal refuse. The company has been in the development stage since its formation.

NOTE 2    SIGNIFICANT ACCOUNTING POLICIES
-------   -------------------------------

               The more significant accounting policies of MILESBURG ENERGY, INC. , a development company, all of which are in conformity with generally accepted accounting principles, are summarized as follows --

          Accounting Method
          -----------------

               MILESBURG ENERGY, INC. uses the accrual method of accounting for both financial and tax purposes. Under the accrual method, the corporation recognizes income when earned or services rendered and expenses when incurred. All costs incurred during the development stage have been capitalized.

          Taxes
          -----

               The shareholders of the corporation have elected to have the corporation treated as a small business corporation (Sub-chapter 'S') for both federal and state income tax purposes; consequently, no corporate net income taxes are recognized.

NOTE 3    ENERGY DEVELOPMENT COSTS
------    ------------------------

               Development costs incurred to date in the study of producing electricity from coal refuse are summarized as follows --

                    Name                    Description               Amount
          -------------------------   -------------------------   --------------
          Black & Veatch              Preliminary design plan        73858.61

          Varuum, Riddering, Schmidt
           & Howlett                  Attorneys                      99585.87

          Gannett W Fleming Environ-
           mental Engineers. Inc.     Air quality studies            16690.37

NOTES TO FINANCIAL STATEMENTS
-----------------------------
PAGE 2
------

NOTE 3   ENERGY DEVELOPMENT COSTS (Continued)

               Name                       Description                 Amount
          -------------------------   -------------------------   --------------
          Stratton C. Schaeffer, PC       Conversion study        5,000.00
          Utility Engineers, Inc.         Preliminary study       7,000.00
          Freddi L. Greenberg             PURPA qualification     6,434.64
          Walter W. Kauffman & Assoc.      Engineers              3,889.77
          L. G. Hetager Drilling Co.      Testing                 2,396.00
          Miscellaneous items             Travel costs            6,069.30
          Schmidt, Chapman, Duff &
           Hasley                         Attorneys               1,760.00
          Rogers, Huber & Associates      Certified Public
                                           Accountants            1,763.25
          Denney Electric Supply          Electrical                305.02
          Tracydale Development Co.       Rental lease              600.00
          Walrath & Coolidge              Attorney -
                                           incorporation            210.36
          Boyer Kantz                     Surveyor                  150.00
          Regulatory Policy Institute     Subscription              145.00
          Pennysaver                      Advertisement -
                                           incorporation             64.66
          First Citizens National Bank    Checkbook                  54.05
          PA Department of Revenue        Capital stock tax          19.00
          Miscellaneous items             Office overhead           166.82
          Jonathan Byrne                  Electrical                170.58
          Robert F. Logan                 Consultant              1,600.00
          Simon-Eastern Corporation       Consultant                564.00
                                                                ----------

          Total development costs                               228,497.10
                                                                ==========

                                  EXHIBIT 7.2

1. RNS will be the exclusive supplier for all necessary services to process and transport waste coal; transport and dispose of flyash, bottom ash, dry scrubber residue; and supply limestone for the Project for a term of 15 years beginning on the Commencement Date defined in the Electric Energy Purchase Agreement.

2. The aggregate payments by MEI to RNS will be $4,787,000 per year in the base year when the WPP Energy Credit is 1.28(cents)/kwh.

3. The payments will be escalated/de-escalated monthly in direct proportion to the WPP Energy Credit Escalation De-escalation from the base of 1.28(cents)/kwhr.

4.  Transportation will be by railroad or truck.

5. The only wastes to be disposed of under the ash disposal contract are flyash, bottom ash, dry scrubber residue. The plant will be designed and operated to segregate or blend the ash products at RNS discretion.

6. Waste fuel services will be for a minimum 7000 BTU/lb. maximum 4.3pounds/MBTU sulfur waste coal. RNS will supply all data necessary to permit MEI to submit all necessary applications to FERC for certification of fuel sources as qualified waste under FERC rules and regulations

7. The supply contracts will be structured to permit qualification of the Project for tax-exempt financing under applicable provisions of the Internal Revenue Code of 1986.

8. RNS will supply evidence of availability of sites and sources and character of materials sufficient to fulfill its obligations under the supply contracts.